Exhibit 4.7

SURO Capital CORP.
Amended and restated 2019 EQUITY Incentive Plan

1.                   Purpose. The purpose of the SuRo Capital Corp. Amended and Restated 2019 Equity Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders. At all times during such periods as the Company qualifies or is intended to qualify as a “business development company” under the 1940 Act, the terms of the Plan shall be construed so as to conform to the stock-based compensation requirements applicable to “business development companies” under the 1940 Act. An Award or related transaction will be deemed to be permitted under the 1940 Act if permitted by any exemptive or “no-action” relief granted by the Commission or its staff.

2.                   Definitions. The following definitions shall be applicable throughout the Plan.

(a)                 “1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(b)                “Absolute Share Limit” has the meaning given such term in Section 5(b) of the Plan.

(c)                 “Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

(d)                “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Restricted Share, Restricted Stock Unit, Other Stock-Based Award, or Performance Compensation Award granted under the Plan.

(e)                 “Board” means the Board of Directors of the Company.

(f)                 “Cause” means, as to any Participant, unless the applicable Award agreement states otherwise, (i) “Cause,” as defined in any employment or consulting agreement between the Participant and the Service Recipient in effect at the time of such Termination; or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein), the Participant’s (A) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties; (B) engagement in conduct in connection with the Participant’s employment or service with the Service Recipient that results, or could reasonably be expected to result, in material harm to the business or reputation of the Company or any Affiliate; (C) conviction of, or plea of guilty or no contest to, (I) any felony or (II) any other crime that results, or could reasonably be expected to result, in material harm to the business or reputation of the Company or any Affiliate; (D) material violation of the written policies of the Company and any Affiliate for which Participant is engaged in business dealings on behalf of the Company or a Service Recipient, including but not limited to those relating to sexual harassment, or the disclosure or misuse of confidential information, or any other policies set forth in the manuals or statements of policy of the Company, the Service Recipient, or an Affiliate, as applicable; (E) fraud or misappropriation, embezzlement or misuse of funds, property, or opportunity belonging to the Company or any Affiliate; or (F) act of personal dishonesty that involves personal profit in connection with the Participant’s employment or service to the Service Recipient.

(g)                “Change in Control” means:

(i)                  the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock, or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate; or (III) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant);

(ii)                during any period of twenty-four (24) months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds (2/3rds) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)                the sale, transfer or other disposition of all or substantially all of the assets of the Company to any Person that is not an Affiliate of the Company; or

(iv)               a change in the management structure of the Company from an internally managed business development company to an externally managed business development company pursuant to which the Company enters into an investment advisory agreement with a third-party advisor.

(h)                “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(i)                  “Commission” means the United States Securities and Exchange Commission.

(j)                  “Committee” means the Compensation Committee of the Board, or the Board.

(k)                “Compensation Committee” means the compensation committee of the Board. The Compensation Committee shall have at least two (2) members, each of whom shall be a “non-employee director” as defined in Rule16b-3 under the Exchange Act and, if applicable, meets the independence requirements of the applicable stock exchange, quotation system or other self-regulatory organization on which the Common Stock is traded.

(l)                  “Common Stock” means the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).

(m)               “Company” means SuRo Capital Corp., a Maryland corporation, and any successor thereto.

(n)               “Continuous Service” means the Participant’s uninterrupted service with the Company or an Affiliate (including any predecessors), whether as an employee or a non-employee director.

(o)               “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(p)                “Designated Foreign Subsidiaries” means all Affiliates organized under the laws of any jurisdiction or country other than the United States that may be designated by the Board or the Committee from time to time.

(q)               “Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Company or its Affiliates; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Service Recipient for Cause; (iii) the breach of any noncompetition, nonsolicitation or other agreement containing restrictive covenants, with the Company or its Affiliates; or (iv) fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion.

(r)                “Disability” means, as to any Participant, unless the applicable Award agreement states otherwise, (i) “Disability”, as defined in any employment or consulting agreement between the Participant and the Service Recipient in effect at the time of such Termination; or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Disability” contained therein), a condition entitling the Participant to receive income replacement benefits under a long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Company in its sole discretion.

(s)                “Dividend Shares” has the meaning given such term in Section 8(g) of the Plan.

(t)                “Effective Date” means the date when the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board; provided, however, that the Plan shall not be effective with respect to Awards involving Common Stock, including Options, Restricted Shares, Restricted Stock Units and Other Stock-Based Awards, unless the Company has received an order of the Commission under Section 6(c) of the 1940 Act for an exemption from Sections 23(a) and 23(b), under Section 57(i) of the 1940 Act and Rule 17d-1 thereunder for an exemption from Section 57(a)(4) and under Section 23(c)(3) of the 1940 Act for an exemption from Section 23(c).

(u)                “Eligible Person” means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of the Company or an Affiliate, including Non-Employee Directors ; (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act; or (iv) any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or one of its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or one of its Affiliates), who, in the case of each of clauses (i), (ii), or (iv) above has entered into an Award agreement or who has received written notification from the Committee or its designee that they have been selected to participate in the Plan. Solely for purposes of this Section 2(t), “Affiliate” shall be limited to: (A) a Subsidiary; (B) any parent corporation of the Company within the meaning of Section 424(e) of the Code (“Parent”); (C) any corporation, trade or business of which fifty percent (50%) or more of the combined voting power of such entity’s outstanding securities is directly or indirectly controlled by the Company or any Subsidiary or Parent; or (D) any corporation, trade or business that, directly or indirectly, controls fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company.

(v)                “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(w)               “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(x)                “Fair Market Value” means, on a given date, if (i) the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary securities exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and closing ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, an amount not less than the current net asset value.

(y)                “Immediate Family Members” has the meaning given such term in Section 12(b) of the Plan.

(z)                 “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(aa)              “ISO Entity” has the meaning given such term in Section 7(a) of the Plan.

(bb)             “Indemnifiable Person” has the meaning given such term in Section 4(e) of the Plan.

(cc)              “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(dd)             “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.

(ee)              “Option” means an Award granted under Section 7 of the Plan.

(ff)               “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(gg)             “Other Stock-Based Award” means an Award granted under Section 9(a) of the Plan.

(hh)             “Outstanding Equity Grants” has the meaning given such term in Section 5(g) of the Plan.

(ii)                “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to the Plan.

(jj)                “Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 9 of the Plan.

(kk)             “Periodic Grant Amount” has the meaning given such term in Section 8(b) of the Plan.

(ll)                “Permitted Transferee” has the meaning given such term in Section 12(b) of the Plan.

(mm)         “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision).

(nn)             “Plan” means this SuRo Capital Corp. Amended and Restated 2019 Equity Incentive Plan, as it may be amended from time to time.

(oo)             “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(pp)             “Restricted Share” means a share of Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant provide Continuous Services for a specified period of time), granted under Section 8 of the Plan.

(qq)             “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant provide Continuous Services for a specified period of time), granted under Section 8 of the Plan.

(rr)               “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(ss)               “Service Recipient” means, with respect to a Participant holding a given Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(tt)                “Subsidiary” means, with respect to any specified Person:

(i)                  any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii)                 any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(uu)             “Substitute Award” has the meaning given such term in Section 5(e) of the Plan.

(vv)             “Sub-Plans” means, any sub-plan to this Plan that has been adopted by the Board or the Committee for the purpose of permitting the offering of Awards to employees of certain Designated Foreign Subsidiaries or otherwise outside the United States, with each such sub-plan designed to comply with local laws applicable to offerings in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with applicable local laws, the Absolute Share Limit shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.

(ww)            “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient.

3.                   Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth (10th) anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4.                  Administration.

(a)                Administration. As provided in Section 4(c), the Board has delegated the administration of the Plan to the Committee.

(b)                Powers of the Committee. The Committee shall have the power, subject to the express provisions of the Plan and applicable law:

(i)                  To determine from time to time: which of the Eligible Persons shall be granted Awards; when and how each Award shall be granted and documented; what type or combination of types of Awards shall be granted; the provisions of each Award granted, including the time or times when a person shall be permitted to exercise an Award; and the number of shares of Common Stock with respect to which an Award shall be granted to each such person.

(ii)                To construe and interpret the Plan, Awards granted under it, and any Award documentation and reconcile any inconsistency in, correct any defect in and/or supply any omission in any Award documentation. To establish, amend and revoke rules and regulations for the administration of the Plan and Awards. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award documentation, in such manner and to such extent as it shall deem necessary or expedient to make the Plan fully effective.

(iii)               To determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended.

(iv)               To determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee.

(v)               To establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan.

(vi)               To adopt Sub-Plans.

(vii)              To amend an Award as provided in Section 11 of the Plan.

(viii)              Generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company and its Affiliates and that are not in conflict with the provisions of the Plan.

Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards and amend, suspend or terminate the Plan as provided in Section 11 of the Plan. Any such actions by the Board shall be subject to the applicable rules of the Nasdaq Capital Market or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

(c)                 Delegation to Committee. The Board has delegated administration of the Plan to the Committee; provided that a “required majority,” as defined in Section 57(o) of the 1940 Act, must approve each issuance of Awards in accordance with Section 61(a)(4)(B)(i)(I) of the 1940 Act. The Board may rescind its delegation of authority to the Committee at any time and revest in the Board the administration of the Plan, in which case references herein to the Committee shall be to the Board.

Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons who are Non-Employee Directors or otherwise are subject to Section 16 of the Exchange Act and provided that the grant of the Award complies with the 1940 Act. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any of its Affiliates, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(d)                Effect of Decision. Determinations, interpretations and constructions made by the Board or the Committee, as applicable, in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(e)                No member of the Board, the Committee or any employee or agent of the Company or any Affiliate (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission).

5.                  Grant of Awards; Shares Subject to the Plan; Limitations.

(a)                The Committee may, from time to time, grant Awards to one or more Eligible Persons.

(b)                Subject to adjustments as described under Section 10 of the Plan, the maximum aggregate number of Common Stock that may be authorized for issuance under the Plan is 1,627,967. Subject to the limitations set forth herein, Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 11 of the Plan, the total number of Awards available under the Plan shall be no more than ten percent (10%) of the outstanding shares of Common Stock as of the Effective Date (the “Absolute Share Limit”); (ii) subject to Section 11 of the Plan, grants of Awards under the Plan in respect of no more than two and one-half percent (2.5%) of the outstanding shares of Common Stock as of the Effective Date may be made to any individual Participant during any single fiscal year of the Company; (iii) no more than the number of shares of Common Stock equal to the Absolute Share Limit may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; and (iv) each of the foregoing limits on the number of Awards shall be subject to adjustment under Section 10 of the Plan.

(c)                Other than with respect to Substitute Awards, to the extent that an Award expires or is canceled, forfeited, terminated, settled in cash, or otherwise is settled without delivery to the Participant of the full number of shares of Common Stock to which the Award related, the undelivered shares will again be available for grant; provided, however, that in the case of an Incentive Stock Option, the forgoing shall be subject to any limitations under the Code. Shares of Common Stock withheld in payment of the Exercise Price or taxes relating to an Award and shares equal to the number of shares surrendered (either actually or by attestation) in payment of any Exercise Price, purchase price for an Award other than an Option, or taxes relating to an Award shall be deemed to constitute shares not issued to the Participant and shall be deemed to again be available for Awards under the Plan on a one-for-one basis; provided, however, that in the case of an Incentive Stock Option, the forgoing shall be subject to any limitations under the Code; and provided further, that such shares shall not become available for issuance hereunder if: (i) the applicable shares are withheld or surrendered following the termination of the Plan; (ii) at the time the applicable shares are withheld or surrendered, it would constitute a material revision of the Plan subject to stockholder approval under any then-applicable rules of the Nasdaq Capital Market or other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, (iii) the applicable shares were tendered by the Participant in payment of the Exercise Price of an Option or purchase price for an Award other than an Option; (iv) the applicable shares were tendered by the Participant to satisfy any tax withholding obligation with respect to an Award, or (v) the applicable shares were reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or settlement of an Award.

(d)               Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing.

(e)                Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Subject to the applicable rules of the Nasdaq Capital Market or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, Substitute Awards shall not be counted against the Absolute Share Limit; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to the applicable rules of the Nasdaq Capital Market or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.

(f)                 No Grants in Contravention of 1940 Act. No Award may be granted under the Plan if the grant of such Award would cause the Company to violate any section of the 1940 Act, and, if otherwise approved for grant, shall be void and of no effect.

(g)               Limits on Number of Awards. Pursuant to Section 61(a)(4) of the 1940 Act, the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, or rights, at the time of issuance, together with the settlement of any Restricted Stock Units and the vesting of any Restricted Shares, whether issued under the Plan or any other compensation plan of the Company (the “Outstanding Equity Grants”), may not exceed twenty-five percent (25%) of the outstanding voting securities of the Company; provided, however, that if the amount of voting securities that would result from the exercise, settlement and vesting of all Awards issued to the Company’s directors and employees issued under the Plan or any other compensation plan of the Company, would exceed fifteen percent (15%) of the outstanding voting securities of the Company, then at the time of the grant of any Award, the total amount of voting securities that would result from the exercise of all Outstanding Equity Grants plus the new Award grant shall not exceed twenty percent (20%) of the outstanding voting securities of the Company. Shares granted pursuant to an Award of Restricted Shares or Restricted Stock Units that are used to settle tax withholding obligations pursuant to Section 12(c), or settled in cash, shall be included as “Restricted Shares issued” or “Restricted Stock Units granted” for purposes of the calculations set forth in this Section 5(g).

(h)                Date of Award’s Grant. The date on which the “required majority,” as defined in Section 57(o) of the 1940 Act, and as described in Section 4(c) of the Plan, approves the issuance of an Award will be deemed the date on which such Award is granted.

(i)                 Application of Section 16 of the Exchange Act. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.

6.                  Eligibility. Participation in the Plan shall be limited to Eligible Persons.

7.                 Options.

(a)                General. Each Option granted under the Plan shall be evidenced by an Award agreement, in written or electronic form, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company or any of the Company’s present or future parent or subsidiary corporations, as defined in Section 424(e) or (f) of the Code, or other Affiliates the employees of which are eligible to receive Incentive Stock Options under the Code (each an “ISO Entity”); and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code; provided, however, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan. No Incentive Stock Option may be granted more than ten (10) years from the date the Plan is adopted, or the date the Plan is approved by the stockholders, whichever is earlier.

(b)               Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than one hundred percent (100%) of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any ISO Entity, the Exercise Price per share shall be no less than one hundred ten percent (110%) of the Fair Market Value per share on the Date of Grant. No action shall be taken that would be treated as a repricing under the rules and regulations of the Nasdaq Capital Market or any other securities exchange or inter-dealer quotation system on which the shares of Common Stock are listed, or if not listed quoted, or is otherwise prohibited by the 1940 Act.

(c)                Vesting and Expiration; Termination.

(i)                  Options shall vest and become exercisable in such manner and on such date or dates or upon such events as determined by the Committee; provided, however, that notwithstanding any such vesting dates or events, the Committee may in its sole discretion accelerate the vesting of any Options at any time and for any reason.

(ii)                 Options shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “Option Period”); provided, however, that if a ten (10) year Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the Option Period shall be automatically extended until the thirtieth (30th) day following the expiration of such prohibition except to the extent such extension would subject the Option to adverse tax consequences under Section 409A of the Code. Notwithstanding the foregoing, in no event shall the Option Period exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to an employee who on the Date of Grant owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or an ISO Entity.

(iii)               Unless otherwise provided by the Committee, whether in an Award agreement or otherwise, in the event of: (A) a Participant’s Termination by the Service Recipient for Cause, all outstanding Options granted to such Participant shall immediately terminate and expire; (B) a Participant’s Termination due to death or Disability, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the Option Period); and (C) a Participant’s Termination for any other reason, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the Option Period).

(d)                Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-United States income, employment and any other applicable taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable: (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual issuance of such shares to the Company); provided, however, that such shares of Common Stock are not subject to any pledge or other security interest; or (ii) by such other method as the Committee may permit in its sole discretion, including, without limitation, any one or more of the following: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price and all applicable required withholding and any other applicable taxes; provided, however, that such payment is permitted by the 1940 Act and otherwise legally permissible. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise and payment of the Exercise Price, subject to compliance with applicable law. If the Participant fails to pay for or to accept delivery of all or any part of the number of shares specified in the notice upon tender of delivery thereof, the right to exercise the Option with respect to those shares shall be terminated, unless the Committee otherwise agrees.

(e)                Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (i) two (2) years after the Date of Grant of the Incentive Stock Option or (ii) one (1) year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.

(f)                 Limitation on Repurchase Rights. If an Option gives the Company the right to repurchase shares of Stock issued pursuant to the Plan, the terms of such repurchase right must comply with the 1940 Act.

(g)               Compliance with Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other applicable law or the applicable rules and regulations of the Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8.                  Restricted Shares and Restricted Stock Units.

(a)                 General. Each grant of Restricted Shares and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Share and Restricted Stock Unit so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(b)                Non-Employee Directors. Subject to the forfeiture restrictions set forth below, each Non-Employee Director shall automatically be granted that number of Restricted Shares equal to $50,000 divided by the closing price per share of Common Stock on the date of grant (the “Periodic Grant Amount”), on the date of each of the Company’s Annual Meeting of Stockholders, and the forfeiture restrictions for such shares will lapse, if the Non-Employee Director is in Continuous Service through the anniversary of such grant (or, if earlier, the Annual Meeting of Stockholders that is closest to the anniversary of such grant).

(c)                 Stock Certificates and Book-Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Shares, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Shares shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Shares covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 12(a) of the Plan or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Shares and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 8 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Shares, including, without limitation, the right to vote such Restricted Shares; provided, however, that if the lapsing of restrictions with respect to any grant of Restricted Shares is contingent on satisfaction of performance conditions (other than or in addition to the passage of time), any dividends payable on such Restricted Shares shall be held by the Company and delivered (without interest) to the Participant within fifteen (15) days following the date on which the restrictions on such Restricted Shares lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Shares to which such dividends relate). To the extent Restricted Shares are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(d)                Restricted Period; Termination.

(i)                  The Restricted Period with respect to Restricted Shares and Restricted Stock Units shall lapse in such manner and on such date or dates or upon such events determined by the Committee; provided, however, that notwithstanding any such dates or events, the Committee may in its sole discretion accelerate the lapse of the Restricted Period at any time and for any reason.

(ii)                Unless otherwise provided by the Committee, whether in an Award agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Shares or Restricted Stock Units, as applicable, have vested (A) all vesting with respect to such Participant’s Restricted Shares or Restricted Stock Units shall cease and (B) unvested Restricted Shares and unvested Restricted Stock Units, as applicable, shall be forfeited to the Company by the Participant, for no consideration, as of the date of such Termination.

(e)                Issuance of Restricted Shares and Settlement of Restricted Stock Units.

(i)                 Upon the expiration of the Restricted Period with respect to any Restricted Shares, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or his or her beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the Restricted Shares that have not then been forfeited and with respect to which the Restricted Period has expired, except as set forth in the applicable Award agreement.

(ii)                Unless otherwise provided by the Committee in an Award agreement or otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant, or his or her beneficiary, without charge, one (1) share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units; or (ii) defer the issuance of shares of Common Stock (or cash or part shares of Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units.

(f)                Legends on Restricted Shares. Each certificate (or entries in the case of book-entry form), if any, representing Restricted Shares awarded under the Plan, shall bear a legend substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE SURO Capital CORP. Amended and Restated 2019 EQUITY INCENTIVE PLAN AND A RESTRICTED SHARE AWARD AGREEMENT BETWEEN SURO Capital CORP. AND THE STOCKHOLDER. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF SURO Capital CORP.

(g)                Dividend Equivalents. The Committee may provide for dividend equivalents in respect of all outstanding Restricted Stock Units and, if so provided, any such dividend equivalents shall be in the form of share equivalents, unless otherwise provided by the Committee. Any such dividend equivalents, unless otherwise provided by the Committee, shall be deemed to be hypothetically reinvested at Fair Market Value in shares of Common Stock on the date on which any such dividend is paid by the Company on its Common Stock (“Dividend Shares”). If dividend equivalents are not so reinvested, they shall be accumulated and paid (with or without interest credited on such cash, at the sole discretion of the Committee) in cash or at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, at the time provided below in this Section 8(g). Dividend Shares shall be deemed to constitute outstanding shares for purposes of subsequent dividend payments by the Company. Dividend Shares (and/or accumulated cash) shall be settled and delivered on the date that the Restricted Stock Units to which they relate are settled and delivered if, and only to the extent that, the related Restricted Stock Unit vests. To the extent that all or any portion of the related Restricted Stock Unit does not vest or is forfeited any Dividend Shares (and/or accumulated dividends, as the case may be) corresponding to the portion of the Restricted Stock Unit that does not vest or is forfeited shall similarly not vest and be forfeited by the participant without any compensation therefore. Any elections as to form and investment in this Section 8(g) shall be made in accordance with the principles set forth in the Plan and as otherwise provided in the form prescribed by the Committee.

(h)                Deferral of Restricted Stock Units. Subject to any procedures as may be permitted or required by the Committee, a Participant may file a written election with the Company in the form prescribed by the Committee pursuant to which such Participant elects to defer the receipt of all or a portion of the Common Stock to be issued in settlement of the vested portion of a Restricted Stock Unit described in this Section 8. In addition, subject to any procedures as may be permitted or required or further amended by the Committee in its sole discretion, the following shall apply to any such deferrals:

(i)                  Timing of Election. Such election must be filed in December of the year prior to the year of grant (unless permitted at a later date by Section 409A of the Code, in which case it must be filed by such later date). Any such election shall remain in effect until it is revoked or until a new election is submitted, in each case during December of the year prior to the year of grant.

(ii)                Settlement of Award. If a Participant has made a deferral election with respect to any Restricted Stock Unit pursuant to this Section 8(h), the settlement of the vested portion of such Award shall be delayed until the date specified in the deferral election and Plan.

(iii)              Rights of Participant during Deferral Period. Awards deferred pursuant to this Section 9(h) represent an unfunded and unsecured promise to pay on behalf of the Company. The right of any Participant to receive payments from the Company pursuant to a deferral election shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

(i)                  Consideration. To the extent permitted by the 1940 Act, Awards of Restricted Shares may be made in exchange for past services or other lawful consideration.

9.                   Other Stock Awards; Performance Compensation Awards.

(a)                 The Committee may issue unrestricted Common Stock, rights to receive grants of Awards at a future date, or other Awards denominated in Common Stock, including, without limitation, performance shares or performance units (each, a form of “Other Stock-Based Award”), under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

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(b)                The Committee may provide for Performance Compensation Awards, subject to such terms and conditions as the Committee may deem appropriate. Each Performance Compensation Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(c)                 The Committee in its sole discretion may provide a Participant as part of an Other Stock-Based Award with dividends, dividend equivalents, or similar payments in respect of such Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock or other Awards; provided, however, that unless explicitly provided in the Award agreement, no dividends, dividend equivalents or other similar payments shall be payable in respect of outstanding unearned Performance Compensation Awards or other unearned Awards subject to (i) performance conditions (other than or in addition to the passage of time) and (ii) any dividends so payable upon satisfaction of performance conditions shall be delivered to the Participant within seventy-five (75) days following the date on which such restrictions lapse.

10.                Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including, without limitation, any or all of the following:

(i)                  adjusting any or all of (A) the Absolute Share Limit, or any other limit applicable under the Plan with respect to the number of Awards that may be granted hereunder; (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be issued in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan); and (C) the terms of any outstanding Award, including, without limitation, (I) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate; (II) the Exercise Price or purchase price with respect to any Award other than an Option; or (III) any applicable performance measures;

(ii)                providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

(iii)              cancelling any one or more outstanding Awards and causing to be paid to the holders holding vested Awards (including any Awards that would vest as a result of the occurrence of such event but for such cancellation) the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company, as applicable, in such event), including, without limitation, in the case of an outstanding Option , a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option over the aggregate Exercise Price of such Option, respectively (it being understood that, in such event, any Option having a per share Exercise Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

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provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 10 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 10 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Any such adjustment shall be conclusive and binding for all purposes. Payments to holders pursuant to clause (iii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash or securities (or any combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock, as applicable, covered by the Award at such time (less any applicable Exercise Price). In addition, prior to any payment or adjustment contemplated under this Section 10, the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his or her Award(s); (B) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock; and (C) deliver customary transfer documentation as reasonably determined by the Committee.

11.                Amendments and Termination.

(a)                 Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if: (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for changes in GAAP to new accounting standards; (ii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Section 5 or 10 of the Plan) or (iii) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 11(b) of the Plan without stockholder approval.

(b)                Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after a Participant’s Termination); provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant unless the Award agreement permits the Committee to make such modification; provided, further, that without stockholder approval, except as otherwise permitted under Section 10 of the Plan: (i) no amendment or modification may reduce the Exercise Price of any Option; (ii) the Committee may not cancel any outstanding Option and replace it with a new Option (with a lower Exercise Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

12.                General.

(a)                 Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability or Termination of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.

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(b)                Nontransferability.

(i)                  Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (including, without limitation and except as may be prohibited by applicable law, pursuant to a domestic relations order) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, however, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)                Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, however, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii)              The terms of any Award transferred in accordance with clause (ii) above shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that: (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the Termination of the Participant under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c)                 Tax Withholding.

(i)                  A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property issuable or deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, shares of Common Stock, other securities or other property) of any required withholding or any other applicable taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding or any other applicable taxes.

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(ii)                Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (that are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

(iii)              If the Participant is subject to Section 16(a) of the Exchange Act, his or her ability to pay any withholding obligation in the form of shares of Common Stock shall be subject to any additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

(d)                No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or any Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any independent contractor relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement and other than with respect to any vested Award. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to noncontinuation of the Award beyond the period provided under the Plan or any Award agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e)                 International Participants. With respect to Participants who reside or work outside of the United States, the Committee may, in its sole discretion, amend the terms of the Plan or Sub-Plans or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f)                  Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive an Award or the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g)                Termination. Except as otherwise provided in an Award agreement, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one Service Recipient to employment or service with another Service Recipient (or vice-versa) shall be considered a Termination; and (ii) if a Participant undergoes a Termination of employment, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.

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(h)                No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards hereunder until such shares have been issued or delivered to such person.

(i)                  Government and Other Regulations.

(i)                  The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the Federal securities laws, or the rules, regulations and other requirements of the Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-United States laws, rules, regulations and other requirements, and, without limiting the generality of Section 8 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of the Company or any Affiliate issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii)                The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable), over (B) the aggregate Exercise Price (in the case of an Option) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award); provided, however, that such payment shall only be made with respect to vested Awards. Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(j)                  No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

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(k)                Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(l)                  Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases; provided, however, that any such arrangement is permitted under the 1940 Act.

(m)               No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees or service providers under general law.

(n)                Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of or counsel to the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself and except to the extent he or she has actual knowledge of inaccuracies or material omissions in such report.

(o)                Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by applicable law.

(p)                Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Maryland applicable to contracts made and performed wholly within the State of Maryland, without giving effect to the conflict of laws provisions thereof.

(q)                Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or an Award would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(r)                  Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

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(s)                 Section 409A of the Code.

(i)                  Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(ii)                Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and that would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii)              Unless otherwise provided by the Committee in an Award agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code and any regulations promulgated thereunder.

(t)                  Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant has engaged in or engages in any Detrimental Activity. The Committee may also provide in an Award agreement that if the Participant otherwise has engaged in or engages in any Detrimental Activity, the Participant will forfeit any gain realized on the vesting or exercise of such Award, and must repay the gain to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law.

(u)                Indemnity. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s or any Affiliate’s organizational documents, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

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(v)                Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(w)               1940 Act. No provision of this Plan shall contravene any portion of the 1940 Act, and in the event of any conflict between the provisions of the Plan or any Award and the 1940 Act, the applicable Section of the 1940 Act shall control and all Awards under the Plan shall be so modified. All Participants holding such modified Awards shall be notified of the change to their Awards and such change shall be binding on such Participants.

(x)                Rounding Conventions. The Committee may, in its sole discretion and taking into account any requirements of the Code, including without limitations Sections 422 through 424 and 409A of the Code, determine the effect of vesting, stock dividend and any other adjustments on shares and any cash amount payable hereunder, and may provide that no fractional shares will be issued (rounding up or down as determined by the Committee) and that cash amounts be rounded down to the nearest whole cent.

(y)                Writing. References in this Plan and any Award agreement to a “writing” shall include, without limitation, direction through email, the Internet or other electronic means, as permitted from time to time by the Committee.

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